UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

SILICON IMAGE, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     As previously disclosed by Silicon Image, Inc. (the “Registrant”) in a Current Report on Form 8-K filed with the Commission on March 20, 2009, the employment of Paul Dal Santo, the Registrant’s former Chief Operating Officer, terminated on March 31, 2009.  Effective as of March 31, 2009, the Registrant entered into a Confidential Severance and General Release Agreement with Mr. Dal Santo (the “Agreement”).  The Agreement provides that in exchange for a general release of all claims against the Registrant, Mr. Dal Santo will receive a payment in the gross amount of $350,000, equivalent to twelve months of Mr. Dal Santo’s base salary, twelve months of career transition services at an aggregate value of up to $15,000, and twelve months of reimbursement of COBRA premiums.

     The foregoing is a summary of the Agreement and does not purport to be complete. The foregoing is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Exhibit Title
99.01	Confidential Severance and General Release Agreement between the Registrant and Paul Dal Santo, effective March 31, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 2, 2009                                                                                                      SILICON IMAGE, INC.

                                                                                                                                        By: _/s/ Edward  Lopez__
                                           Edward Lopez
                                       Chief Legal Officer

Exhibit List

Exhibit No.	Exhibit Title
99.01	Confidential Severance and General Release Agreement between the Registrant and Paul Dal Santo, effective March 31, 2009